EXHIBIT 99.3
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FBR ASSET INVESTMENT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)


                                                                             Nine months ended
                                                                               September 30,

Revenue:                                                           2001                                   2000
                                                         -------------------------              ----------------------
 Interest income                                                         $  14,877                           $  14,384
 Fee income                                                                  1,702                                   -
 Dividend income                                                             2,310                               3,447
                                                         -------------------------              ----------------------
                Total Revenue                                               18,889                              17,831
                                                         -------------------------              ----------------------

Expenses:
 Interest                                                                    7,794                               8,628
 Management fees                                                             1,774                                 826
 Professional fees & other expenses                                            590                                 456
                                                         -------------------------              ----------------------
                Total Expenses                                              10,158                               9,910
                                                         -------------------------              ----------------------

            Net realized gains                                               1,610                                 704
            Recognized loss on available-for-sale
            equity securities                                                (545)                             (5,626)
                                                         -------------------------              ----------------------
            Net income                                                   $   9,796                           $   2,999
                                                         =========================              ======================

Basic income per share                                                   $    2.17                           $    0.63
                                                         =========================              ======================

Diluted income per share                                                 $    2.12                           $    0.63
                                                         =========================              ======================

Basic weighted average shares outstanding                                    4,507                               4,731
                                                         =========================              ======================

Diluted weighted average shares outstanding                                  4,620                               4,731
                                                         =========================              ======================


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